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                                  EXHIBIT 31.1

                                 CERTIFICATIONS

         I, P. Michael Coleman, Chairman, President and Chief Executive Officer of Integrity Media, Inc., certify that:

         1. I have reviewed this annual report on Form 10-K of Integrity Media, Inc.; and

         2. Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report.

Date:  April 28, 2004

                            /s/ P. Michael Coleman
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                              P. Michael Coleman
                Chairman, President and Chief Executive Officer